Exhibit 10.1

CONVERTIBLE PROMISSORY NOTE

$750,000	Vista, California
March 9, 2020

FOR VALUE RECEIVED, Flux Power Holdings, Inc., a Nevada corporation (“Borrower”), hereby unconditionally promises to pay to Esenjay Investments, LLC, or its registered assigns (“Holder”), the principal amount of Seven Hundred and Fifty Thousand Dollar ($750,000) (“Principal Amount”), together with interest thereon in accordance with the terms hereof, from the date hereof until the date on which this Unsecured Promissory Note (the “Note”) is paid in full.

1. Terms of Note.

(a) Interest Rate. Interest on the then outstanding Principal Amount of this Note shall accrue at a rate per annum equal to fifteen percent (15%), beginning on the date of this Note. All interest shall be calculated on the basis of the actual daily balances of Principal Amount outstanding for the exact number of days elapsed, using a year of three hundred sixty (360) days.

(b) Maturity Date. Except as otherwise provided herein, the entire Principal Amount of this Note, together with all accrued but unpaid interest payable thereon, shall be due and payable in full on the earlier of: (i) June 30, 2020, unless extended pursuant to the terms of this Note (the “Maturity Date”) or (ii) when such amounts are declared due and payable by Holder upon or after the occurrence of an Event of Default (as defined below).

2. Voluntary Prepayment. Outstanding Principal Amount, together with interest thereon, may be prepaid, in whole or in part, at any time prior to the Maturity Date without penalty.

3. Conversion. The outstanding Principal Amount of the Promissory Note, as Holder may have advanced to Borrower under the Promissory plus any accrued and unpaid interests (the “Obligation”), may be converted “Convertible Note”), as follows:

3.1 Definitions. As used in this Promissory Note, the following capitalized terms have the following meanings:

(a) “Equity Securities” shall mean the Borrower’s common stock, $0.001 par value per share, that is issued and sold to investors in the Offering.

(b) “Equity Securities Price” shall mean the cash price per share of the Equity Securities paid by purchasers in the Offering.

(c) “Equity Securities Conversion Price” shall be equal to the Equity Securities Price.

(d) “Offering” shall mean the closing of a transaction in which the Borrower sells and issues up to $1,000,000 in Equity Securities, whether in a private or public offering, occurring on or after December 31, 2019.

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3.2 Conversion at the Option of the Holder. At any time upon the consummation of the Offering and before the Maturity Date, at Holder’s option and upon five (5) days prior written notice to the Borrower (“Conversion Notice”), may convert in whole or in part the outstanding Obligation into a number of shares of the Equity Securities calculated by dividing (x) the Obligations under the Promissory Note, by (y) an amount equal to the Equity Securities Conversion Price. At the Borrower’s election, the issuance of such shares of the Equity Securities upon conversion of this Note shall be contingent upon execution and delivery by the Purchaser of all necessary documents entered into by other purchasers of the Equity Securities, including without limitation a definitive purchase agreement and related documents.

3.3 Mechanics of Conversion. As promptly as practicable after the conversion of this Promissory Note, this Promissory Note shall be cancelled, and the Borrower will issue and deliver to the Holder a certificate or certificates representing the full number of shares of Equity Securities issuable upon such conversion (and the issuance of such certificate or certificates shall be made without charge to the Holder for any issuance in respect thereof or other cost incurred by the Borrower in connection with such conversion and the related issuance of shares); provided, however, if less than all of the outstanding Obligation is converted pursuant to Section 3.2, the Company will additionally deliver to the Holder an amended and restated Promissory Note, containing an original principal amount equal to that portion of the then-outstanding principal amount not converted containing the other terms and provisions of this Section 3.2 and otherwise in form and substance reasonably satisfactory to the Holder. No fractional shares of Equity Securities or scrip representing a fraction of a shares of the Equity Securities will be issued upon conversion, but the number of such shares issuable shall be rounded up to the nearest whole share.

3.4 Reserved Amount. The Borrower agrees that until the repayment or conversion of this Promissory Note in full, the Borrower will reserve from its authorized and unissued Equity Securities a sufficient number of shares, free of preemptive rights, to provide for the issuance of the shares of Equity Securities upon full conversion of this Note.

3.5 Adjustments. If the Borrower at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise), its outstanding shares of Equity Securities into a greater number of shares, the conversion price in effect immediately prior to such subdivision will be proportionately reduced, and if the Borrower at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Equity Securities into a smaller number of shares, the conversion price in effect immediately prior to such combination will be proportionately increased.

4. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company and the Borrower as follows

4.1 Organization, Authority If the Holder is an entity, such Holder is a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Holder of the Securities hereunder has been, to the extent such Holder is an entity, duly authorized by all necessary corporate, partnership or other action on the part of such Holder. This Agreement has been duly executed and delivered by such Holder and constitutes the valid and binding obligation of such Holder, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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4.2 Investment Representations. In connection with the sale and issuance of the Convertible Note and underlying Equity Securities (“Securities”), the Holder, for itself and no other Holder, makes the following representations:

(a) Investment for Own Account. The Holder is acquiring the Securities for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (“Securities Act”). The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities. The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person.

(b) SEC Documents. The Holder acknowledges and agrees that the Borrower has made available to the Holder through the SEC’s EDGAR system, true and complete copies of the Borrower’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and Form 10-Q for the quarter ended December 31, 2019, and all other reports filed by the Borrower pursuant to the Exchange Act since the filing of the Form 10-Q for the quarter ended December 31, 2019 prior to the date hereof (collectively, the “SEC Documents”). The Holder has received, read and fully understands the SEC Documents. The Holder acknowledges that the Holder is basing its decision to invest in the Securities on the SEC Documents, the Promissory Note and the Second Amendment, and has relied only on the information contained in said material and has not relied upon any representations made by any other person. The Holder recognizes that an investment in the Securities involves substantial risks and is fully cognizant of and understands all of the risk factors related to the purchase of the Securities, including but not limited to, those risks set forth in the section of the SEC Documents entitled “RISK FACTORS.”

(c) Accredited Holder Status. At the time such Holder was offered the Securities, it was and, at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Holder is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Such Holder is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer. Holder has provided the Borrower a duly completed and executed original of the Accredited Holder Questionnaire confirming that the Holder is an “accredited investors.”

(d) Representations and Reliance. Holder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Borrower is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein to determine the applicability of such exemptions and the suitability of the Holder to acquire the Securities. All information which the Holder has provided to the Borrower in the Accredited Holder Questionnaire concerning itself is true and accurate in all material respects, and if there should be any material change in such information the Holder will immediately provide the Borrower with such information. The Holder will promptly notify the Borrower of any material fact or circumstance that would cause any of the foregoing representations to be untrue, incomplete, or misleading.

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(e) Restricted Securities. Holder understands that the Securities the Holder is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Holder is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Holder also acknowledges that the Borrower was a former “shell company” (as defined in Rule 12b-2 under the Exchange Act) and as such the Holder understands Rule 144 is not currently available for the sale of the Securities and may not be so available as the Company was a former “shell company” as defined in Rule 12b-2 under the Exchange Act..

(f) Transfer Restrictions; Legends. Holder understands that (i) the Securities have not been registered under the Securities Act; (ii) the Securities are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by the Holder, and that the Securities must be held by the Holder indefinitely, and that the Holder must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and (iii) each Certificate representing the Securities will be endorsed with a legend substantially in the following form until the earlier of (1) such date as the Securities have been registered for resale by the Holder or (2) the date the Securities are eligible for sale under Rule 144.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(g) Limited Public Market. Holder understands and acknowledges that there is only a limited public market for the Borrower’s Common Stock on the OTCQB, and which market is very volatile, and the Borrower has made no assurances that a broader or more active public trading market for its Common Stock will ever exist.

(h) No Transfer. The Holder covenants not to dispose of any of the Securities other than in conjunction with an effective registration statement under the Securities Act or in compliance with Rule 144 or pursuant to another exemption from registration or to an entity affiliated with the Holder and other than in compliance with the applicable securities regulations laws of any state.

(i) Investment Experience. Holder acknowledges that the Holder is able to bear the economic risk of the Holder’s investment, including the complete loss thereof. The Holder has a preexisting personal or business relationship with the Borrower or one or more of its officers, directors or other persons in control of the Borrower, and the Holder has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(j) Financial Sophistication; Due Diligence. The Holder has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. Such Holder has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties contained herein and the information contained in the Borrower’s SEC Documents. Further, the Holder has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Borrower, concerning the terms and conditions of the investment and the business and affairs of the Borrower, as the Holder considers necessary in order to form an investment decision.

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(k) General Solicitation. The Holder is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. Prior to the time that the Holder was first contacted by the Borrower or either of the agents such Holder had a pre-existing and substantial relationship with the Borrower or one of the agents. The Holder will not issue any press release or other public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Borrower. Other than to other parties to this Agreement, the Holder has maintained and will continue to maintain the confidentiality of all disclosures made to Holder in connection with this transaction, including the existence and terms of this transaction.

4.3 No Investment, Tax or Legal Advice. The Holder understands that nothing in the SEC Documents, the Promissory Note, or this Second Amendment, or any other materials presented to the Holder in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

4.4 Disclosure of Information. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. The Holder has reviewed the documents publicly filed by the Borrower with the SEC and has read and understands the risk factors disclosed therein. The Holder has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Holder is solely responsible for conducting its own due diligence investigation of the Borrower.

4.5 Placement Agent. The Holder acknowledges and agrees that the Borrower may retain registered broker-dealers as its placement agent (the “Selling Agent(s)”). In general, any agreements entered into with the Selling Agent(s) will be on a “best efforts” basis and the fees to be paid will be capped at seven percent (7%) of the subscription attributable to the Selling Agent(s).

4.6 Additional Acknowledgement. The Holder acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person. The Holder acknowledges that, if it is a client of an investment advisor registered with the SEC, the Holder has relied on such investment advisor in making its decision to purchase Securities pursuant hereto.

5. Events of Default. Upon the occurrence of any of the following events (“Event of Default”), the Borrower shall be in default hereunder:

(a) failure by the Borrower to pay when due any of the principal or accrued and unpaid interest hereunder; or

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(b) the Borrower (i) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (ii) becomes subject to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property if such appointment is not terminated or dismissed within thirty (30) days, (iii) makes an assignment for the benefit of creditors, (iv) is adjudicated as bankrupt or insolvent, (v) institutes any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or files a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or files an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (vi) becomes subject to any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing, or has an order for relief entered against it in any proceeding under the United States Bankruptcy Code, or (vii) is unable to pay its debts as they come due.

If an Event of Default occurs, all indebtedness under this Note shall become immediately due and payable, and the Borrower shall immediately pay to Holder all amounts outstanding hereunder. Holder shall, following and during the continuance of an Event of Default, also have all other rights which Holder may have pursuant to applicable law.

6. Amendment and Waiver. Neither party may assign this Note nor any right or interest arising out of this Note, in whole or in part, without consent of the other party. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Borrower and Holder.

7. Place of Payment. Payments of principal and interest and all notices and other communications to Holder hereunder or with respect hereto are to be delivered to Holder at the address specified by Holder by prior written notice to the Borrower, including any transferee of this Note.

8. Costs of Collection. In the event that the Borrower fails to pay when due (including, without limitation upon acceleration in connection with an Event of Default) the full amount of principal and/or interest hereunder, the Borrower shall indemnify and hold harmless Holder of any portion of this Note from and against all costs and expenses incurred in connection with the enforcement of this provision or collection of such principal and interest, including, without limitation, attorneys’ fees and expenses.

9. Waivers. The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

10. Mutilated, Destroyed, Lost and Stolen Note. In case the Note shall be mutilated, lost, stolen or destroyed, the Borrower shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Note, or in lieu of a lost, stolen or destroyed Note, upon receipt of evidence satisfactory to the Borrower of the loss, theft or destruction of such Note.

11. Interest Savings Clause. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

12. Governing Law. THIS NOTE AND THE RIGHTS AND DUTIES OF THE BORROWER AND HOLDER HEREOF SHALL BE GOVERNED BY, CONSTRUED IN AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on March 9, 2020.

BORROWER:

Flux Power Holdings, Inc.

By:	/s/ Ronald Dutt
Name:	Ronald Dutt
Title:	Chief Executive Officer

HOLDER:

Esenjay Investments, LLC

/s/ Michael Johnson
Name:	Michael Johnson
Title:

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